SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 11, 2003 Date of Report (Date of earliest event reported)

Proxim Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30993	52-2198231

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

935 Stewart Drive Sunnyvale, California 94085 (Address of Principal Executive Offices) (Zip Code)

(408) 731-2700 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On December 11, 2003, Proxim Corporation (“Proxim” or the “Registrant”) announced changes to its Board of Directors. Frank Plastina, Proxim’s President and Chief Executive Officer and a member of Proxim’s Board of Directors, has been appointed by the Board of Directors as its Chairman. In addition, Michael Ressner has joined Proxim’s Board of Directors. A copy of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference into this Item 5.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release, dated December 11, 2003, announcing changes to the Registrant’s Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION (Registrant)

Dated: December 11, 2003	By:	/s/ David L. Thompson

Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release, dated December 11, 2003, announcing changes to the Registrant’s Board of Directors.